Exhibit 99.2

Service Corporation International Announces Commencement of Cash Tender Offer and Consent Solicitation

HOUSTON, Texas, May 7, 2019 — Service Corporation International (NYSE: SCI) (the “Company”), announces that it commenced a cash tender offer to repurchase its $425 million 5.375% Senior Notes due 2022 (CUSIP No. 817565 BZ6/ ISIN US817565BZ69) (the “Notes”) and related consent solicitation.

The tender offer is being made upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated May 7, 2019 (as amended or supplemented from time to time, the “Statement”), and in the related Consent and Letter of Transmittal, dated May 7, 2019 (as amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Statement, the “Offer Documents”).

In connection with the tender offer, and on the terms and subject to the conditions set forth in the Offer Documents, the Company is soliciting consents of holders of the Notes to authorize the elimination of certain of the restrictive covenants contained in the indentures governing the Notes (the “Proposed Amendments”). Holders may not tender their Notes without delivering their consents to the Proposed Amendments and may not deliver consents to the Proposed Amendments without tendering their Notes.

The Company intends to use a portion of the net proceeds from a proposed $750 million capital markets transaction to fund the tender offer and the consent solicitation and pay related fees and expenses. Following payment for the Notes accepted pursuant to the terms of the tender offer, the Company currently intends, but is not obligated, to redeem the Notes that remain outstanding. The Notes are redeemable on or after July 15, 2019 at a price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to the date of redemption. The Offer Documents do not constitute a notice of redemption or an obligation to issue a notice of redemption.

The deadline for the consent payment, discussed below, is 5:00 p.m., New York City time, on May 20, 2019 (such time and date, as it may be extended, the “Consent Payment Deadline”), and the tender offer will expire at 12:00 midnight, New York City time, on June 4, 2019 (such time and date, as it may be extended, the “Expiration Time”), in each case, unless earlier terminated by the Company. Notes tendered may be withdrawn at any time at or before 5:00 p.m., New York City time, on May 20, 2019 (such time and date, as it may be extended, the “Withdrawal Deadline”), but not thereafter, except as required by law. The Company may extend the Consent Payment Deadline without extending the Withdrawal Deadline.

The total consideration for each $1,000 principal amount of Notes validly tendered at or before the Consent Payment Deadline and purchased pursuant to the tender offer includes a payment of $30 per $1,000 principal amount of Notes payable only in respect of Notes tendered with consents at or before the Consent Payment Deadline. Holders validly tendering Notes after the Consent Payment Deadline but at or before the Expiration Time will be eligible to receive only the tender offer consideration. The tender offer consideration is equal to the total consideration less the consent payment. The table below summarizes certain payment terms of the tender offer and the consent solicitation:

				Per $1,000 Principal Amount
CUSIP No.	Outstanding Principal Amount	Title of Security	Consent Date	Tender Offer Consideration	Consent Payment	Total Consideration
817565 BZ6	$425,000,000	5.375% Senior Notes due 2022	5:00 p.m., New York City time, May 20, 2019	$973.75	$30.00	$1,003.75

In addition, holders whose Notes are purchased pursuant to the tender offer will receive accrued and unpaid interest in respect of their purchased Notes from the last interest payment date to, but not including, the applicable payment date for the Notes. The Company will accept tenders of the Notes only in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof.

The Company has reserved the right, at any time following the Consent Payment Deadline but prior to the Expiration Time (the “Early Acceptance Date”), to accept for purchase all Notes validly tendered pursuant to the tender offer and not validly withdrawn on or before the Early Acceptance Date. If the Company elects to exercise this option, the Company will pay the total consideration or the tender offer consideration, as the case may be, for the Notes accepted for purchase promptly following the acceptance of Notes for purchase (the date of such payment being referred to as the “Initial Payment Date”). The Company expect that the Initial Payment Date will be on or about May 21, 2019, subject to the satisfaction or waiver of all the conditions to the tender offer and the consent solicitation.

General

Subject to the terms and conditions of the tender offer being satisfied or waived, the Company will, promptly after the Expiration Time (the “Expiration Date”), accept for purchase all Notes validly tendered pursuant to the tender offer at or before the Expiration Time (and not validly withdrawn at or before the Withdrawal Deadline) (or if the Company has exercised its early purchase option as described above, all Notes validly tendered after the Early Acceptance Date and at or before the Expiration Time). The Company will pay the total consideration or tender offer consideration, as the case may be, for Notes accepted for purchase promptly following the acceptance of Notes for purchase (the date of such payment being referred to as the “Final Settlement Date”).

The Company’s obligation to consummate the tender offer is subject to the satisfaction or waiver of certain conditions, including (i) receipt by the Company of aggregate proceeds of $750 million from a proposed capital markets transaction on terms satisfactory to the Company, (ii) receipt of the requisite consents to authorize the Proposed Amendments, and (iii) execution and delivery of a supplemental indenture giving effect to the Proposed Amendments, each as more fully described in the Statement.

The depository and information agent for the tender offer and the consent solicitation is D.F. King & Co., Inc. The sole dealer manager for the tender offer and solicitation agent for the consent solicitation is Wells Fargo Securities, LLC (866) 309-6316 (toll-free) and (704) 410-4759 (collect).

The Offer Documents will be distributed to holders of the Notes promptly. Holders with questions or who would like additional copies of the Offer Documents may call the depository and information agent, D.F. King & Co., Inc., at (212) 709-3328 (collect, for banks and brokers), (888) 541-9895 (toll-free, for all others) or by e-mail at sci@dfking.com.

This news release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell the Notes. The tender offer and the consent solicitation are being made only pursuant to the Offer Documents that the Company will be distributing to noteholders promptly. Noteholders and investors should read carefully the Offer Documents because they contain important information, including the various terms of and conditions to the tender offer and the consent solicitation. Neither the Company, the dealer manager and the solicitation agent, the depository and information agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the tender offer or deliver their consents in the consent solicitation. This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities that may be sold pursuant to the proposed capital markets transaction.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” or “predict,” that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

◾	Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.

◾	We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.

◾	Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.

◾	Our credit agreements contain covenants that may prevent us from engaging in certain transactions.

◾	If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.

◾	The funeral and cemetery industry is competitive.

◾	Increasing death benefits related to preneed contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed service.

◾	The financial condition of third-party insurance companies that fund our preneed contracts may impact our future revenue.

◾	Unfavorable results of litigation could have a material adverse impact on our financial statements.

◾	Unfavorable publicity could affect our reputation and business.

◾	If the number of deaths in our markets declines, our cash flows and revenue may decrease.

◾	If we are not able to respond effectively to changing consumer preferences, our market share, revenue, cash flows, and/or profitability could decrease.

◾	The continuing upward trend in the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.

◾	Our funeral and cemetery businesses are high fixed-cost businesses.

◾	Regulation and compliance could have a material adverse impact on our financial results.

◾	Cemetery burial practice claims could have a material adverse impact on our financial results.

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We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.

◾	A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.

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Changes in taxation as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.

◾	Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.

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Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.

◾	Our Canadian business exposes us to operational, economic, and currency risks.

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Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.

◾	A failure of a key information technology system or process could disrupt and adversely affect our business.
◾	Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.

◾	The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission (“SEC”) filings, including our 2018 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America’s leading provider of deathcare products and services. At March 31, 2019, we owned and operated 1,479 funeral service locations and 482 cemeteries (of which 287 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand, which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.